UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 20, 2009
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation or organization)		Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
2009 Executive Bonus Plan:
     On February 20, 2009, the Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) of the Board of Directors of Equity LifeStyle Properties, Inc. (the “Company”) approved the 2009 Executive Bonus Plan (the “Plan”). Under the Plan, the annual bonus potential was established based on certain performance targets.
     The total bonus potential under the Plan for each eligible executive follows. The total bonus potential may be increased or decreased at the discretion of the Compensation Committee if the Company’s Funds From Operations (“FFO”) per share for the year ended December 31, 2009 falls outside of the Company’s projected FFO guidance range of $3.45 to $3.65 per share on a fully diluted basis.

Name	Title	Bonus Potential

Thomas P. Heneghan	Chief Executive Officer	200% of annual salary
Joe McAdams	President	300% of annual salary*
Michael Berman	Executive Vice President and Chief Financial Officer	150% of annual salary
Roger Maynard	Executive Vice President — Asset Management	150% of annual salary
Ellen Kelleher	Executive Vice President — Property Management, and Secretary	150% of annual salary
Marguerite Nader	Executive Vice President — Sales and Marketing	150% of annual salary

*	Pursuant to employment agreement.
     The Compensation Committee determined that payment of 50% of the bonus potential is contingent upon certain operational targets, including goals related to community rental revenues, resort revenues, right-to-use annual payments, occupancy, and certain operations previously acquired from Privileged Access, LP. Payment of the remaining 50% of the bonus potential is based on an assessment of individual discretionary objectives for each eligible executive.
     Bonus payments will be made in cash and will be paid subsequent to the year ended December 31, 2009 after finalization of the Company’s results of operations and upon final approval by the Compensation Committee.

Item 8.01 Other Events.
     On February 24, 2009, the Company’s Board of Directors (the “Board”) approved a resolution changing the composition of the Company’s Compensation Committee by removing Howard Walker and adding David J. Contis as a member of the Compensation Committee. As a result, the members of the Compensation Committee are Ms. Sheli Z. Rosenberg, Mr. Gary L. Waterman and Mr. David J. Contis.

SIGNATURES
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Michael B. Berman

Michael B. Berman
Executive Vice President and Chief Financial Officer
Date: February 25, 2009